VALUATION

VALUATION APPROACHES – GENERAL

The purpose and function of the valuation and the definition of Fair Market Value and Fair Value were given in the Assumptions & Limiting Conditions Section of this report. The valuation procedures and techniques must be consistent with the purpose of the valuation and the definition of Fair Market Value.

The discussion in this section is intended to provide an overview of the three basic valuation approaches available that may be used in the valuation process. <u>While all of these methods are not used in every case, consideration has been given to those methods which are deemed to be appropriate for this company in arriving at our opinion of value.</u>

The methods discussed in this section are presented to demonstrate methods which may be used to value the total equity business enterprise, or 100 percent of a business.

In the valuation of any property or business, there are generally three approaches to value which may be examined as indicators of value. These three approaches are:

1. *The Cost Approach*
2. *The Income Approach*
3. *The Market Approach*

The **<u>Cost Approach</u>** is an approach in which the value is derived by estimating the cost to reconstruct the property or business. From this replacement cost, an appropriate deduction is made for physical deterioration and/or obsolescence. The Cost Approach is particularly appropriate when the property is new or where no comparable properties exist in the marketplace. In valuing businesses, the Cost Approach will be most meaningful when the value of the business consists primarily of tangible assets. The Cost Approach is generally not useful when valuing intangible assets.

The **<u>Income Approach</u>** is a valuation process in which the dollar income expected to be generated by an asset is converted into a value estimate. Variations of the Income Approach are widely applied in valuing income-producing properties and businesses.

In the **<u>Market Approach</u>**, value is estimated using prices paid in actual comparable market transactions or current listings. Sales of similar properties or businesses are analyzed to derive a meaningful common denominator. This common denominator is then used as an indication of the most probable sale price of the property or business being valued.

In each of these approaches, various methods and variations may be employed and considered. Discussion of some of the primary variations and techniques will be found in the more detailed discussion of the specific methods of valuation in this report.

Initially we will analyze **Prior Transactions in the Company Stock**. These specific transactions provide a basis for evaluating the Fair Value of the Company's Common Stock.

VALUATION

PRIOR TRANSACTIONS

TenderCare International, Inc. (TCAR) is traded publicly on the Electronic Bulletin Board System (OTCBB). The company's stock is thinly traded. Over the past three years demand has been spurred by the company's purchase of stock on the market as well as repurchases from individuals privately. The company does not anticipate the payment of cash dividends in the foreseeable future.

Over the past year (August 12, 2004 through August 13, 2005) the company's stock has ranged in value from $0.46 to $0.17 per share. The 200 day moving averages is $0.27; the 50 day moving average is $0.24 and the market price as of August 12, 2005 was $0.165 per share.

Between May 18 and May 26, 2005, Edward Reis purchased 109,600 shares of common stock at an average purchase price of $0.35 per share. The stock is held in trust for his daughter.

Below is a graph of the company's stock price from August 13, 2004 to August 13, 2005:



TCAR Daily
0.45
0.40
0.35
0.30
0.25
0.20
Volume
©BigCharts.com
600
400
200
Thousands
Sep
Oct
Nov
Dec
05
Feb
Mar
Apr
May
Jun
Jul
Aug

Price and Volume	
Moving Average 50-day	0.24
Moving Average 200-day	0.27
Vol Average 50-day	20,000
Vol Average 200-day	11,100
52-wk high (5/26/2005)	0.46
52-wk low (8/8/2005)	0.17
Bid	0.17
Ask	0.22

VALUATION

APPROACH USED

MARKET APPROACH

We have reviewed a number of transactions which included both public and private transactions. Given the size and nature of the subject company, we have chosen comparable market transactions from the Pratt's Stats database. The companies are wholesalers and mail order houses; SIC 5961 and 5137. It is our opinion that these transactions provide us a guideline in appraising the subject company. Below are sales taken from the Pratt's Stats database.

Guideline Companies (in thousands)

Annual Gross	Gross Profit	Market Value of Invested Capital	MVIC/ Gross Sales	MVIC/EBITDA
835	383	225	.587	1.115
2,643	1,228	1,500	.568	4.226
2,452	694	1,300	.530	9.090
	Average		.562	4.81
TenderCare International, Inc.				
3,184	993		.530	9.090

TenderCare International, Inc. had gross sales of $3,184,003 and Adjusted Operating EBITDA of $172,955 for the year 2004. We selected the ratios thought to be most appropriate based on comparison. Based on the ratios selected above, we calculate the selling price to be as follows:

TenderCare International, Inc.

	Based On Sales	Based on Adjusted EBITDA
Selling Price	$1,687,521	$1,572,000

We estimate the market value of the invested capital (MVIC) to be $1,600,000, based on the Market Approach. Note that non-operating assets and long term liabilities should be added/subtracted to this amount.

Pratt's Stats™ Transaction Report

Prepared [illegible]

Transaction Details

Intermediary Name	N/A
Firm Name	N/A
SIC	5137 Women's, Children's, and Infants' Clothing and Accessories
NAICS	424330 Women's, Children's, and Infants' Clothing and Accessories Merchant Wholesalers
Business Description	Distributor, Private and Parochial School Uniforms
Company Name	N/A
Sale Location	Columbus, OH, United States
Years in Business	12
Number Employees	5
Report Date	6/1/1998

Income Data

Data is "Latest Full Year" Reported	Yes
Data is Restated (see Notes for any explanation)	No
Income Statement Date	12/31/1997
Net Sales	$835,308
COGS	$452,126
Gross Profit	$383,182
Yearly Rent	$19,054
Owner's Compensation	$72,007
Other Operating Expenses	$90,374
Noncash Charges	$2,591
Total Operating Expenses	$184,026
Operating Profit	$199,156
Interest Expenses	$9,520
EBT	$189,636
Taxes	$0
Net Income	$189,636

Asset Data

Data is Latest Reported	Yes
Data is "Purchase Price Allocation agreed upon by Buyer and Seller"	No
Balance Sheet Date	12/31/1997
Cash Equivalents	N/A
Trade Receivables	N/A
Inventory	$225,000
Other Current Assets	N/A
Total Current Assets	$225,000
Fixed Assets	$22,000
Real Estate	N/A
Intangibles	N/A
Other Noncurrent Assets	N/A
Total Assets	$247,000
Long-term Liabilities	N/A
Total Liabilities	N/A
Stockholder's Equity	N/A

Transaction Data

Date Sale Initiated	2/15/1998
Date of Sale	6/1/1998
Asking Price	$225,000
Equity Price*	$225,000
Market Value of Invested Capital*	$225,000
Liabilities Assumed	N/A
Employment Agreement Value	N/A
Noncompete Value	N/A
Amount of Down Payment	$50,000
Stock or Asset Sale	Asset
Company Type	Sole Proprietorship
Was there an Employment/Consulting Agreement?	No
Was there an Assumed Lease in the sale?	Yes
Was there a Renewal Option with the Lease?	Yes

*Excludes noncompete value; excludes real estate, employment/consulting agreement values, and all contingent payments.

Additional Transaction Information

Was there a Note in the consideration paid?	Yes
Was there a personal guarantee on the Note?	No
Terms	Consideration: 4 years, Prime Rate, Payments not more than $50,000 per year
Balance of Assumed Lease (Months)	18
Terms of Lease	N/A
Noncompete Length (Months)	48
Noncompete Description	Current market area
Employment/Consulting Agreement Description	On-Site transition training for 5 months, telephone consultation for term of the note.
Additional Notes	

Valuation Multiples

Equity Price/Net Sales	0.269
Equity Price/Gross Cash Flow	1.170
Equity Price/EBT	1.186
Equity Price/Net Income	1.186
Equity Price/Book Value of Equity	N/A
MVIC/Net Sales	0.269
MVIC/Gross Profit	0.587
MVIC/EBITDA	1.115
MVIC/EBIT	1.130
MVIC/Discretionary Earnings	0.822
MVIC/Book Value of Invested Capital	N/A

Financial Ratios

Net Income/Sales	0.227
EBIT/Sales	0.238
Sales/Total Assets	3.382
Sales/Fixed Assets	37.969
EBIT/Interest Expense	20.920
Long-term Debt/Total Assets	N/A
Return on Assets	0.768
Return on Equity	N/A

N/A = Not Available

Pratt's Stats™ Transaction Report [illegible]

Transaction Details

Intermediary Name	Larochelle, Edward
Firm Name	Award Business Brokers
SIC	5137 Women's, Children's, and Infants' Clothing and Accessories
NAICS	424330 Women's, Children's, and Infants' Clothing and Accessories Merchant Wholesalers
Business Description	Distribution of Ladies Clothes

Company Name	El Huarache Cottons, Inc.
Sale Location	West Palm Beach, FL, United States
Years in Business	15
Number Employees	5
Report Date	7/25/2001

Income Data

Data is "Latest Full Year" Reported	Yes
Data is Restated (see Notes for any explanation)	No
Income Statement Date	12/31/1999
Net Sales	$2,643,037
COGS	$1,414,930
Gross Profit	$1,228,107
Yearly Rent	$0
Owner's Compensation	$150,000
Other Operating Expenses	$723,203
Noncash Charges	$0
Total Operating Expenses	$873,203
Operating Profit	$354,904
Interest Expenses	$0
EBT	$354,904
Taxes	$0
Net Income	$354,904

Asset Data

Data is Latest Reported	Yes
Data is "Purchase Price Allocation agreed upon by Buyer and Seller"	No
Balance Sheet Date	12/31/1999
Cash Equivalents	$0
Trade Receivables	$0
Inventory	$100,000
Other Current Assets	$0
Total Current Assets	$100,000
Fixed Assets	$25,000
Real Estate	$0
Intangibles	$0
Other Noncurrent Assets	$0
Total Assets	$125,000
Long-term Liabilities	N/A
Total Liabilities	N/A
Stockholder's Equity	N/A

Transaction Data

Date Sale Initiated	5/31/2000
Date of Sale	1/17/2000
Asking Price	$1,500,000
Equity Price*	$1,500,000
Market Value of Invested Capital*	$1,500,000
Liabilities Assumed	N/A
Employment Agreement Value	N/A
Noncompete Value	N/A
Amount of Down Payment	$950,000
Stock or Asset Sale	Asset
Company Type	S Corporation
Was there an Employment/Consulting Agreement?	No
Was there an Assumed Lease in the sale?	No
Was there a Renewal Option with the Lease?	No

*Includes noncompete value; excludes real estate, employment/consulting agreement values, and all contingent payments.

Additional Transaction Information

Was there a Note in the consideration paid?	Yes
Was there a personal guarantee on the Note?	Yes
Terms	Consideration: $200,000 note due July 31, 2001, $100,000 note due to January 1, 2002, and $250,000 note due January 14, 2002.
Balance of Assumed Lease (Months)	N/A
Terms of Lease	N/A
Noncompete Length (Months)	N/A
Noncompete Description	N/A
Employment/Consulting Agreement Description	
Additional Notes	

Valuation Multiples

Equity Price/Net Sales	0.568
Equity Price/Gross Cash Flow	4.226
Equity Price/EBT	4.226
Equity Price/Net Income	4.226
Equity Price/Book Value of Equity	N/A
MVIC/Net Sales	0.568
MVIC/Gross Profit	1.221
MVIC/EBITDA	4.226
MVIC/EBIT	4.226
MVIC/Discretionary Earnings	2.971
MVIC/Book Value of Invested Capital	N/A

Financial Ratios

Net Income/Sales	0.134
EBIT/Sales	0.134
Sales/Total Assets	21.144
Sales/Fixed Assets	105.722
EBIT/Interest Expense	N/A
Long-term Debt/Total Assets	N/A
Return on Assets	2.839
Return on Equity	N/A

N/A = Not Available

Pratt's Stats™ Transaction Report

Prepared [illegible]

Transaction Details

Intermediary Name	Mortimer, Dennis
Firm Name	ABB - Associated Business Brokers, Inc.
SIC	5961 Catalog and Mail-Order Houses
NAICS	454113 Mail-Order Houses
Business Description	Catalog Mail Order of Auto Parts
Company Name	N/A
Sale Location	Mobile, AL, United States
Years in Business	16
Number Employees	6
Report Date	11/13/2003

Income Data

Data is "Latest Full Year" Reported	Yes
Data is Restated (see Notes for any explanation)	No
Income Statement Date	12/31/2002
Net Sales	$2,452,067
COGS	$1,757,310
Gross Profit	$694,757
Yearly Rent	$0
Owner's Compensation	$283,000
Other Operating Expenses	$268,735
Noncash Charges	$500
Total Operating Expenses	$552,235
Operating Profit	$142,522
Interest Expenses	$0
EBT	$142,522
Taxes	$0
Net Income	$142,522

Asset Data

Data is Latest Reported	Yes
Data is "Purchase Price Allocation agreed upon by Buyer and Seller"	No
Balance Sheet Date	12/31/2002
Cash Equivalents	$8,278
Trade Receivables	$59,010
Inventory	$557,825
Other Current Assets	$0
Total Current Assets	$625,113
Fixed Assets	$2,565
Real Estate	$12,430
Intangibles	$0
Other Noncurrent Assets	$0
Total Assets	$640,108
Long-term Liabilities	N/A
Total Liabilities	N/A
Stockholder's Equity	N/A

Transaction Data

Date Sale Initiated	10/1/2002
Date of Sale	3/28/2003
Asking Price	$1,950,000
Equity Price*	$1,300,000
Market Value of Invested Capital*	$1,300,000
Liabilities Assumed	N/A
Employment Agreement Value	$359,600
Noncompete Value	$100,000
Amount of Down Payment	$1,200,000
Stock or Asset Sale	Asset
Company Type	C Corporation
Was there an Employment/Consulting Agreement?	Yes
Was there an Assumed Lease in the sale?	No
Was there a Renewal Option with the Lease?	No

*Includes noncompete value; excludes real estate, employment/consulting agreement values, and all contingent payments.

Additional Transaction Information

Was there a Note in the consideration paid?	Yes
Was there a personal guarantee on the Note?	Yes
Terms	Consideration: $50,000 note at 8.25% interest over 7 years.
Balance of Assumed Lease (Months)	N/A
Terms of Lease	Business was relocated at sale
Noncompete Length (Months)	60
Noncompete Description	North America
Employment/Consulting Agreement Description	40 days of training after closing.
Additional Notes	

Valuation Multiples

Equity Price/Net Sales	0.530
Equity Price/Gross Cash Flow	9.090
Equity Price/EBT	9.121
Equity Price/Net Income	9.121
Equity Price/Book Value of Equity	N/A
MVIC/Net Sales	0.530
MVIC/Gross Profit	1.871
MVIC/EBITDA	9.090
MVIC/EBIT	9.121
MVIC/Discretionary Earnings	3.051
MVIC/Book Value of Invested Capital	N/A

Financial Ratios

Net Income/Sales	0.058
EBIT/Sales	0.058
Sales/Total Assets	3.831
Sales/Fixed Assets	955.972
EBIT/Interest Expense	N/A
Long-term Debt/Total Assets	N/A
Return on Assets	0.223
Return on Equity	N/A

N/A = Not Available

VALUATION

INCOME APPROACH

Discounted Cash Flow (DCF) (Invested Capital After Tax Cash Flow)

DCF analysis procedures estimate value on the basis of future return flows over an investment horizon. Using empirical market-derived data, macroeconomic and industry evidence, and the underlying outlook for the subject company, DCF models apply a present value discount rate, known as the required rate of return on investment, to expected future cash flows. This results in an estimation of the net present value of a series of cash flows.

In our analysis of adjusted cash flow, we concluded the invested capital after tax cash flow to be $121,000 (see next page). Note that we expect the company to perform consistent with a weighted averaged of the past two years results.

The adjusted cash flow is then projected into the future by growing it at an anticipated growth rate of 0% in 2005, 60% in 2006 and 3% into the future. The 60% increase in 2006 is the result of increased pricing and a resulting 2% increase in gross margin.

The discount rate, or weighted average cost of capital (WACC), was determined to be 15.8%

The present value of the projected cash flow, results in a current value of $1,517,971.

Additional adjustments were then made for Adjusted Balance Sheet Debt (subtraction); Non-Operating Assets (addition); Control Premium (addition). The indicated value of the equity business enterprise is $1,689,000; Stated on a pro-rata per share basis (7,481,482 shares outstanding), the fair value of the equity business enterprise per share is $0.226 at the valuation date (August 18, 2005).

TenderCare International, Inc.
Summary DCF Indicated Value
31-Mar-05

Forecast Period	After Tax Cash Flow	Growth Rate	Terminal Value	P.V. Using 15.8% Discount Rate	Discounted Cash Flow
2005	121,000	0.0%		0.92928	112,443
2006	193,600	60.0%		0.80249	155,362
2007	199,408	3.0%		0.69299	138,188
2007-Forever	205,390	3.0%	1,604,609	0.69299	1,111,978
Subtotal					1,517,971
Adjusted Balance Sheet Debt					(845,533)
Subtotal					672,438
Control Premium					50.0%
Subtotal					1,008,657
Excess/Non-Operating Assets					
Colorado Facility					350,000
Tax Loss Carry Forward					280,000
Lawsuit					50,000
Indicated Value					1,688,657
SELECTED VALUE - DCF					1,689,000

Mid Year Convention is used. *Calculated As 205390 / 0.158 - 0.03

TenderCare International, Inc.
Summary DCF Earnings/Cash Flow Base
31-Mar-05

Invested Capital After Tax Cash Flow

		2004	2003	2002	2001	2000
Earning Power Based on Pretax Income						
Adjusted Pretax Income		136,445	167,279	179,594	236,013	(54,820)
Add Interest		21,380	19,842	13,901	620,163	472,516
Add Depreciation/Amortization		22,108	14,375	10,637	1,052,506	559,517
Total		179,933	201,496	204,132	1,908,682	977,213
Weight		2	1			
Invested Capital After Tax Cash Flow Before Adjustment		**187,121**				
Less Ongoing Depreciation/Amortization		19,530				
Taxable Base		167,590				
Less Estimated State Income Taxes	4.6%	7,759				
Before Federal Taxes		159,831				
Less Federal Taxes		45,584				
After Tax Cash Flow Base Before Adjustment		114,247				
Depreciation/Amortization		19,530				
Other Adjustments						
Adjust for Working Capital Requirements		(9,800)				
Adjust for Capital Expenditure Requirements		(3,000)				
Calculated Ongoing Invested Capital After Tax Cash Flow		**120,977**				
SELECTED ONGOING INVESTED CAPITAL AFTER TAX CASH FLOW		**121,000**				